Forza Innovations Inc. Announces Financing Agreement

Calgary, Alberta – (October 18, 2021) – Forza Innovations Inc. (OTC Pink: FORZ) (the “Company”) is pleased to announce that it has entered into a financing agreement with Power Up Lending Group Ltd.

The first tranche of financing has closed, with additional tranches of financing of up to $875,000.00. The Convertible Debentures will bear interest at rate of ten percent (10%)(the “Interest Rate”) per annum from the date of issuance.

"This capital enables us to order inventory and continue our technology development. It was previously announced on August 16, 2021 that the Company has made an agreement in principle with Tonjan Heating Technology to manufacture Forza Innovations WarmUp products," said Johnny Forzani, the Company’s President and CEO. "It's a strategic raise in order to keep our business moving forward."

About Forza Innovations Inc.

The Company is in the health-tech wearable performance business. The Company has acquired all of the ownership and the rights to certain late, developmental stage, WarmUp products. WarmUp are cutting edge, innovative, wearable, back compression devices. The therapeutic application of heat causes a change in temperature of the soft tissues which decreases joint stiffness and relieves inflammation.

Please refer to the Company's website www.forzainnovates.com.

For further information please contact the Company at: info@forzainnovates.com

On behalf of the Board,

Forza Innovations Inc.

Johnny Forzani, President & Chief Executive Officer

Forward-Looking Statements

Some of the statements contained in this press release constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts, such as statements regarding the closing of the exchange agreements and expected reduction in our total outstanding debt and annual interest payments. In many cases, you can identify forward-looking statements by terms such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "outlook," "potential" or the negative of these terms or other comparable terminology. The forward-looking statements contained in this press release reflect our current views about future events and are subject to risks, uncertainties, assumptions, and changes in circumstances that may cause events or our actual activities or results to differ significantly from those expressed in any forward-looking statement. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, results, actions, activity levels, performance, or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. We discuss many of these risks in greater detail under the heading "Risk Factors" in the quarterly and annual reports filed with the Securities and Exchange Commission (SEC). The forward-looking statements contained in this press release reflect our views and assumptions only as of the date of this press release. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.